EXHIBIT 99.9

CytoSorbents Announces Rights Offering

Investors Must Hold or Buy CTSO Common Stock by Close of Nasdaq Trading on
Friday December 13, 2024 to Participate

PRINCETON, NJ, December 9, 2024 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today announced the details of its anticipated Rights Offering.

Investors who hold or have bought CTSO stock at the close of Nasdaq trading on Friday, December 13, 2024 will be deemed stockholders of record on December 16, 2024 and, along with certain Warrantholders, will receive a dividend at no cost of one non-transferable Subscription Right Warrant (“Subscription Rights”) for each share of common stock owned. Each Subscription Right, when exercised before the expiration date of 5:00PM EST on January 10, 2025, enables a Unit purchase at a Unit subscription price of $1.00. Each Unit consists of one share of common stock and two transferable short-term Right Warrants to purchase up to two additional shares of common stock, if available, at specified prices described below.

All net proceeds from the offering will go to the Company and be used for general corporate purposes and to satisfy a debt covenant where proceeds of $3.0 million to $5.0 million will unlock $3.0 million to $5.0 million in restricted cash currently on our balance sheet on a dollar-for-dollar basis. For example, aggregate proceeds of $5.0 million would result in increased liquidity to the Company of approximately $10.0 million in unrestricted cash, which is expected to fund the Company’s operations through anticipated FDA and Health Canada decisions on our DrugSorb-ATR marketing applications in 2025, and if approved or cleared, the initial launch of the product.

Each Subscription Right will provide the stockholder the opportunity, but not the obligation, to purchase a Unit at a Unit subscription price of $1.00. Each Unit consists of:

•	One share of common stock
•	One Series A Right Warrant to purchase an additional share of common stock 45 days from the initial Unit subscription closing date, or February 24, 2025, at an exercise price that is 90% of the 5-day volume weighted average price, but no lower than $1.00 and no higher than $2.00, irrespective of the share price at the time.

•	One Series B Right Warrant to purchase an additional share of common stock 90 days from the initial unit subscription closing date, or April 10, 2025, at an exercise price that is 90% of the 5-day volume weighted average price, but no lower than $2.00 and no higher than $4.00, irrespective of the share price at the time.

A short presentation on this Rights Offering has been filed with the SEC as a free writing prospectus and can be found in the presentation section on our investor relations website at https://ir.cytosorbents.com/events-presentations.

A maximum of 6.25 million Units will be offered by the Company, and an additional 6.25 million common shares will be reserved for the exercise of the short-term Right Warrants. Once all 12.5 million shares are issued, all outstanding and unexercised Subscription Rights and Series A and B Right Warrants comprising the Units will expire worthless.

We will fill all exercised basic Subscription Rights first. Should basic subscriptions exceed available Units, we will allocate the Units pro-rata among stockholders based on their individual exercise of basic Subscription Rights in proportion to the total number of basic Subscription Rights exercised.

Stockholders who exercise their respective full basic Subscription Rights will also have over-subscription privileges giving them the option to subscribe for any Units that remain unsubscribed at the expiration of the Subscription Rights. If the number of Units remaining after the exercise of all basic Subscription Rights is not sufficient to satisfy all requests for Units pursuant to this oversubscription privilege, we will allocate the available Units pro rata among holders with over-subscription privileges in proportion to the number of oversubscription Units for which they have subscribed.

The Company expects that the information agent for the Rights Offering will mail Subscription Rights certificates and a copy of the prospectus and prospectus supplement for the offering to stockholders as of the record date beginning on or about December 16, 2024. Holders of shares of common stock in “street name” through a brokerage account, bank or other nominee will not receive physical Subscription Rights certificates and must instruct their broker, bank or nominee whether to exercise Subscription Rights on their behalf. For any questions or further information about this Rights Offering, please call D.F. King & Co., Inc., the information agent for the offering, at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees).

The Rights Offering will be made pursuant to CytoSorbents’ effective shelf registration statement on Form S-3 (File No. 333-281062), and a related prospectus supplement containing the detailed terms of the Rights Offering to be filed with the SEC. The information in this press release is not complete and is subject to change. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus and a related prospectus supplement.  Copies of the prospectus and related prospectus supplement, when they become available, will be distributed to all eligible stockholders as of the Rights Offering record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the Rights Offering.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, ECMO, heart-lung machines). CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding and 2) the removal of inflammatory agents in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in 76 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure, to reduce pro-inflammatory cytokine levels. CytoSorb is not yet approved in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its Medical Device Single Audit Program (MDSAP) certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 14, 2024, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA

Investor Relations, ICR-Westwicke

(443) 450-4191

ir@cytosorbents.com